UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2026

UNISYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100
 Blue Bell, Pennsylvania 19422

(Address of principal executive offices) (Zip Code)

(215) 986-4011

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Unisys Corporation (the "Company") will host a virtual Investor Day for institutional investors and financial analysts on Tuesday, June 2, 2026 at 1:00 p.m. EDT. The presentation to be used during the Company’s Investor Day is furnished herewith as Exhibit 99.1, and is incorporated by reference into Item 7.01 of this Current Report on Form 8-K. The presentation includes the Company’s upwardly revised revenue guidance for full-year 2026, as well as certain of the Company’s medium-term financial targets. The live webcast and presentation materials will be available on the Company's Investor Relations website at www.unisys.com/investor-relations. To access the live webcast, participants should register online at 2026 Unisys Investor Day on the Company's Investor Relations website. The presentation and the webcast replay will also be available on the Company's Investor Relations website following the event.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is being furnished herewith:

Exhibit No.	Description
99.1	Presentation, dated June 2, 2026, of Unisys Corporation (Furnished, Not Filed)
104	Cover page Interactive Data File (embedded within the Inline Extensible Business Reporting Language document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: June 2, 2026	By:	/s/ Debra McCann
Debra McCann
Executive Vice President and Chief Financial Officer